UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013 (December 10, 2013)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

    On December 10, 2013, Flatiron Funding, LLC (“Flatiron”), a wholly-owned financing subsidiary of CĪON Investment Corporation (“CĪON”), entered into an amended and restated confirmation letter agreement dated December 9, 2013 (the “Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A. (“Citibank”).  Pursuant to the Amended and Restated Confirmation, the maximum aggregate market value of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $150 million to $225 million.  The interest rate payable by Flatiron to Citibank with respect to each loan included in the TRS was increased by increasing the spread over the floating rate index specified for each such loan from 1.25% per annum to 1.35% per annum. In addition, the TRS termination or call date was extended to December 17, 2014. No other material terms were revised in connection with the Amended and Restated Confirmation.

    The foregoing description of the Amended and Restated Confirmation is a summary only and is qualified in all respects to the provisions of the Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On December 13, 2013, the board of directors of CĪON declared two regular semi-monthly cash distributions of $0.030100 per share each.  Both distributions will be paid on January 2, 2014, the first to shareholders of record on December 15, 2013 and the second to shareholders of record on December 31, 2013.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On December 13, 2013, CĪON further amended and restated its distribution reinvestment plan (the “First Amended DRIP”, and as further amended and restated, the “Second Amended DRIP”).  The Second Amended DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, February 1, 2014.

Under the First Amended DRIP, shares of common stock of CĪON issued pursuant to the plan are issued on the same date that CĪON holds the first closing of the month for the sale of shares in connection with CĪON’s continuous offering.

As a result of CĪON changing from semi-monthly to weekly closings for the sale of shares in connection with its continuous offering, under the Second Amended DRIP, shares issued pursuant to the plan will be issued on the same date that CĪON holds the last weekly closing of the month for the sale of shares in its continuous offering.

The foregoing summary of the Second Amended DRIP is qualified in its entirety by the full text of the Second Amended DRIP, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01. Other Events.

    CĪON currently accepts subscriptions on a continuous basis and issues shares of common stock at semi-monthly closings. On or about February 1, 2014, CĪON intends to change from semi-monthly closings to weekly closings for the sale of shares in its continuous public offering. In connection with this change, it is intended that shares issued pursuant to CĪON’s second amended and restated distribution reinvestment plan typically will be issued on the same date that CĪON holds its last weekly closing within a month. In addition, in months in which CĪON repurchases shares pursuant to its share repurchase program, it expects to conduct repurchases on the same date that it holds its first weekly closing in such month for the sale of shares in its public offering.

    A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Second Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation
10.1	Amended and Restated Confirmation Letter Agreement, dated December 9, 2013, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	December 16, 2013	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
4.1	Second Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation
10.1	Amended and Restated Confirmation Letter Agreement, dated December 9, 2013, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated December 16, 2013